Exhibit 10.9

LEASE

STREAMWOOD

ASSOCIATES/HADDONFIELD, LLC

T/A

30 WASHINGTON AVENUE

(“LANDLORD”)

AND

ALTERIX, INC.

(“TENANT”)

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30.	NOTICES	12

31.	SIGNS	13

32.	ENTIRE AGREEMENT	13

33.	ADDITIONAL SCHEDULES	13

34.	MISCELLANEOUS	14

35.	QUIET ENJOYMENT	14

36.	ENVIRONMENTAL	14

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LEASE

This Lease Agreement, made this      day of September 2015, by and between STREAMWOOD ASSOCIATES/HADDONFIELD, LLC T/A 30 WASHINGTON AVENUE (C/O The Streamwood Company, 30 Washington Avenue Suite A-1, Haddonfield, New Jersey 08033) hereinafter called the “Landlord” and ALTERIX, INC. presently doing business at 625 Clinton Avenue, Haddonfield, NJ 08033 hereinafter called the “Tenant”.

WITNESSETH AS FOLLOWS;

1.	PREMISES

Landlord, for and in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise let unto Tenant that space (hereinafter called the “Premises”) situate on the first floor, being Suite F-1 and F-2 as designated on the first floor plan of Roominders consisting of 1,287 usable square feet plus 222 square feet of common area for a total of 1,509 rentable square feet and situated at 30 Washington Avenue, Haddonfield, New Jersey together with the right to use in common with the other Tenants in the Building, all common areas including parking as may be limited herein, in Paragraph 6 (b), located rear to building and the non-exclusive use of the walks, access roads and land surrounding the building and the common areas in the building (sometimes collectively referred to together as “Land and Buildings”.

2.	TERM

(a) The term of this Lease shall be two (2) years, and shall commence November 1, 2015 and shall terminate at 12:00 Noon on October 31, 2017, unless extended as permitted herein. See Additional Provisions — Exhibit “E”.

(b) Option To Renew: Tenant shall have two (2) options to renew this Lease for successive terms of two (2) years each under the same rent terms, conditions and provisions as herein provided (with a 3% yearly increase to base rent as reflected in Section 3. b. hereof). The renewal option, to be effective, must be exercised by Tenant, by written notice of such exercise mailed to the Landlord no less than (120) days prior to the commencement of any such renewal term. Any such notice of exercise or any such option shall be mailed to Landlord pursuant to the notice provisions hereinafter contained.

3.	RENT

(a) Base Rent: Tenant shall pay to Landlord, without set off or deduction, except as otherwise permitted herein, by check made payable to 30 WASHINGTON AVENUE at its offices C/O The Streamwood Company, 30 Washington Avenue, Suite A-1, Haddonfield, New Jersey 08033, or such other place as Landlord directs, as yearly Minimum Annual Rent, also referred to as Base Rent, of $32,020.98 for the first year only, payable in equal monthly installments of $2,668.42 on the first business day of each month in advance during the term of this Lease. TENANT’S SECURITY DEPOSIT IS $5,336.84.

Square Feet	Year	Date	Yearly	Monthly	Per Sq Ft
1509	1	11/112015	$32,020.98	$2,668.42	$21.22
1509	2	11/1/2016	$32,981.61	$2,748.47	$21.86
1509	Option 1 – Year 1	11/1/2017	$33,971.06	$2,830.92	$22.51
1509	Option 1 – Year 2	11/1/2018	$34,990.19	$2,915.85	$23.19
1509	Option 1 - Year 3	11/1/2019	$36,039,90	$3,003.32	$23.88
1509	Option 1 - Year 4	11/1/2020	$37,121.09	$3,093.42	$24.60
1509	Option 1 - Year 5	11/1/2021	$38,234.72	$3,186.23	$25.34

(b) Adjustment to Base Rent — Beginning with the second full year of the Lease, and with each successive year thereafter, the annual Base Rent for each full year within the rental term shall be increased by three (3%) percent per annum.

(c) In addition the Tenant shall pay the Landlord its proportionate share of all increases in real estate taxes and fire and casualty and liability insurance from base year 2013 (base year taxes $71,012.50, base year insurance $8,641.00) during the term of this Lease on an annual basis beginning with the commencement date of the Lease. (See Exhibit “H” of this Lease) Landlord shall provide Tenant with evidence of such increases and receipt confirming payment for Landlord, Tenant shall within thirty (30) days of said notice pay to the Landlord Tenant’s proportionate share of such increases in their monthly rent.

4. PROPORTIONATE AREA: For all purposes of this Lease, the Tenant’s proportionate area attributable to the Premises shall be 1,509 square feet, which is 6.71% of the total area of the first floor, second floor and lower level of entire building.

5.	LATE PAYMENT

Rent is due and payable on or before the first day of each month. Rent received after the tenth (10th) of the month is subject to a late charge of five (5%) which charge must accompany rent.

6.	USE

(a) Tenant shall use and occupy the Premises for office space and related purposes. No machinery, equipment or other thing that could cause unusual vibration or noise shall be installed or placed therein. Tenant shall not use or occupy the Premises for any other purpose or business without the prior written consent of Landlord. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit “B” and may be amended from time to time provided such amendments do not materially adversely affect Tenant’s use of the Premises, as well as all applicable laws and governmental regulations and to all reasonable requirements of the insurer of the Premises or the Building or property which the Premises are a part. All such Rules and Regulations shall apply to Tenant and its employees, agents, licensees, invitees, subtenants and contractors. Tenant shall not subject any portion of the floor to greater loading than that portion of the Premises is designed to carry and which Landlord has advised Tenant.

(b) Tenant will have the use of parking spaces in common parking lot in rear of the Building plus the non-exclusive, periodic use of delivery spaces for deliveries only.

7.	ALTERATIONS AND TRADE FIXTURES

Tenant will, during the term and all continuations hereof, keep, and at the expiration hereof, peaceably surrender possession of the Premises in as good order and condition as existed at the inception of this Lease, reasonable wear and tear and damage by fire, elements or casualty excepted, and will, at the expiration of said term, or any continuation thereof, deliver the keys at the office of said Landlord. Tenant shall have the right to make any reasonable alterations, additions, or improvements with Landlord’s prior written consent which consent shall not be unreasonably withheld and all alterations, additions or improvements made by either of the parties hereto upon the Premises, except moveable and detached or detachable office furniture, and moveable partitions, and moveable machinery and equipment installed at Tenant’s expense, shall be the property of Landlord, and shall remain upon and be surrendered with the termination of this Lease. Any damages caused by or arising from the Tenant’s removal of its property from the Premises shall be restored and repaired at Tenant’s expense.

Any property or fixtures which remain upon the Premises after the expiration of the Lease shall be deemed abandoned by Tenant and Landlord may take possession of same and dispose of in any reasonable manner without any further liability of Landlord to Tenant. Any cost associated with the removal of such property shall be payable by Tenant.

All labor and materials furnished by or on behalf of Tenant under or pursuant to this Lease shall be first class, not less than the caliber and quality which exists in the quality which exists in the Premises and by contractors approved in writing by Landlord, which approval shall not be unreasonably withheld, and shall be accomplished at times so as not to materially disturb the activities of other tenants. Tenant shall not install any alterations, additions, or improvements in such manner as to comprise the structural integrity of the Premises or any part thereof. The labor and materials shall be installed in complete conformity to all applicable statues, codes, ordinances and regulations.

8.	MECHANIC’S LIENS

If an mechanics’ or other lien shall be filed against the Premises or the Building for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharges of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such thirty (30) day period, Landlord may cause investigation as to the validity thereof or as to any offsets or defenses thereto. Any reasonable cost to Landlord for removal of such lien will be charged to Tenant as additional rent and payable on the first day of the month next following the payment by Landlord. Tenant shall indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

9.	CONDITION OF PREMISES

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there has been no representations or warranties made by or on behalf of Landlord with respect to the Premises. Landlord represents and warrants that Tenant’s proposed use of the Premises for office space is permitted under all applicable laws and zoning ordinances. if Landlord is required to complete any work in order to place them in a condition for occupancy by Tenant then the specifications for any such new construction shall be as set forth on the attached Exhibit “E”. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition, order and repair.

10.	BUILDING SERVICES

(a) Landlord shall provide and pay for the following services and facilities.

(1)	Air Conditioning, ventilating and heating for leased and common areas.

(2)	Electric current in such reasonable quality as may be required by Tenant For the operation of the lighting fixtures, typical office computer needs and electrical outlets existing upon the Premises as of the date Tenant takes possession of the Premises.

(3)	Janitorial and utilities of the common areas including cleaning and maintenance of common areas, restrooms, lobbies, hallways and elevators.

(4)	Janitorial three times a week for Tenant’s leased space.

(5)	Exterior lighting; landscaping; snow, ice and debris removal.

(6)	Water and sewer service.

11.	ASSIGNMENT AND SUBLETTING

(a) Subject to Exhibit E, Tenant shall have no right to assign or sublet all or any part of the Premises without the prior written approval of Landlord which approval shall not be unreasonably withheld. On any approved assignment or subletting of all or any part of the Premises, (I) Landlord shall receive from Tenant all profit derived by Tenant from the assignment or subletting, and (2) The sub-tenant or assignee shall be required to enter into a written Agreement with Landlord whereby it agrees to be bound by all terms and conditions of the Lease and to pay all rents due directly to Landlord.

(b) The written approval of Landlord to one or more sublettings or assignments shall not operate as a waiver of Landlord’s right to approve any further sublettings and assignments as provided herein.

(c) Notwithstanding the foregoing, Landlord’s consent shall not be required in connection with an assignment or subletting to a parent, subsidiary, or affiliate of the Tenant, or corporation of which Tenant is a majority shareholder, or in connection with a merger, consolidation or similar corporate transaction in which Tenant engages so long as either the Tenant or the surviving entity remain primarily liable and the assignee or sublessee enters into an agreement with Landlord agreeing to be bound by all of the terms and conditions of this Lease.

12.	ACCESS TO PREMISES

Landlord, its employees and agents upon prior reasonable notice to Tenant (except in cases of emergency) shall have the right to enter the Premises, with a representative of Tenant present, at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as may be necessary, provided that Landlord uses its best efforts to complete such alteration, repair, improvement or addition with minimum disturbance to Tenant’s operations. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry is necessary, Landlord may enter by a master key (or forcibly in the event of an emergency) without liability to Tenant except for damages to the Premises or inventory, fixtures or equipment caused by the negligence of Landlord or Landlord’s agent and without such entry constituting an eviction of Tenant or termination of this Lease.

13.	REPAIRS

(a) Tenant, at its sole cost and expense and throughout the term of this Lease, shall maintain the interior of the Premises in clean condition (including carpeting) free of accumulation of dirt and rubbish. Other than this obligation and Tenant’s obligation to repair any damage caused by the misuse or negligence of Tenant, its agents or employees, Landlord shall keep and maintain the Premises and all common areas in good order and condition. When used in this Article 13, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Landlord or Tenant shall utilize materials and equipment which are at least equal in quality to those originally used in constructing the Building and the Premises.

(b) Landlord, throughout the term of this Lease and at Landlord’s sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises, together with the roof, HVAC system, other mechanical and electrical systems and other capital items. Tenants shall pay the cost of any repairs made pursuant to this paragraph if same are occasioned by the negligent act or omission of Tenant, its employees or invitees.

(c) Landlord shall not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein except as may have occurred by reason of the willful misconduct or improper or negligent acts of Landlord and/or omissions of Landlord. There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as set forth in this paragraph or “Fire and other Casualty” Section hereof.

(d) Except as provided in Paragraph 16 or 18, upon termination of this lease Tenant shall return the Premises to Landlord broom clean and in as good order as existed at the inception of this Lease, reasonable wear and tear and damage by fire, elements or casualty excepted.

(e) In the event the Landlord, following written notice from the Tenant, fails to make repairs required of it within three (3) days, the Tenant may proceed to make such repairs and charge the Landlord accordingly or offset such charge against rent.

14.	INDEMNIFICATION AND LIABILITY INSURANCE

(a) Tenant, shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way caused by the Tenant’s possession of the Premises, and Landlord shall not be liable to Tenant on account of (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statues, ordinances, regulations or orders of any governmental authority where compliance by Tenant is required, or (iii) any accident, death or personal injury, or damage to property, which shall occur in or about the Premises except as the same may be caused by the willful misconduct or wrongful or negligent act or omission of Landlord, its employees, invitees or agents.

(b) Landlord shall indemnify, hold harmless, and defend Tenant from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims, or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with Landlord’s ownership of the Land and Building, and Tenant shall not be liable to Landlord on account of (i) any failure by Landlord to perform any of the agreements, terms, covenants, or conditions of this Lease required to be performed by Landlord, (ii) any failure by Landlord to comply with any statues, ordinances, regulations, or orders of any governmental authority, or (iii) any accident, death or personal injury, or damage to property, which shall occur in or about the Land and Building except as the same may be caused by the willful misconduct or wrongful or negligent act of Tenant, its employees or agents.

(c) During the term of this Lease or arty renewal thereof, Tenant shall obtain and promptly pay all premiums for comprehensive general liability insurance against claims for personal injury, death or property damage occurring upon, in or about Premises demised to Tenant, with minimum limits of $1,000,000.00 combined bodily injury and property damage with such insurance company or companies as shall be reasonably satisfactory to Landlord from time to time, and all such policies and renewals thereof shall name the Landlord as an additional insured. On or before the Commencement Date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy of policies, Tenant shall provide copies of policies or certificates of insurance evidencing coverage required by this Lease.

(d) During the term of this Lease or any renewal thereof, Landlord shall obtain and promptly pay all premiums for comprehensive general liability insurance against claims for personal injury, death or property damage occurring upon, in or about Premises and common areas, with minimum limits of $1,000,000.00 combined bodily injury and property damage. On or before the Commencement Date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy of policies, Landlord shall provide copies of policies or certificates of insurance evidencing coverage required by this Lease.

(e) All policies of insurance identified in this Lease shall (to the extent possible) provide: (i) that no material change or cancellation of said policies shall be made without thirty (30) days prior written notice to Landlord, (ii) that any loss shall be payable notwithstanding any act or negligence of the Landlord which might otherwise result in the forfeiture of said insurance, and (iii) that the insurance company issuing the same shall have no right of subrogation against the Landlord or Tenant, as the case may be.

15.	NEGATIVE COVENANTS OF TENANT

Tenant agrees that it will not do or suffer to be done, any act, matter or thing whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building of which the Premises is a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant received possession hereunder. In case of a breach of this covenant, Tenant agrees to pay to Landlord as additional rent, any and all increase or increases of premiums on insurance carried by Landlord on the Premises, or any part thereof, or on the building of which the Premises is a part, directly caused by the said act, matter or thing.

16.	FIRE OR OTHER CASUALTY

(a) If the Premises are damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord and the rent and other charges until such repairs shall be made shall be apportioned from the date of such fire or other casualty according to the part of the Premises that is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after the occurrence of fire or other damage, except that Tenant shall be responsible to repair and replace its own furniture, furnishings, equipment and any alteration or improvement installed by Tenant, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such damage or the repair thereof. All repairs shall be performed with due diligence and in a good and workmanlike manner.

(b) If the Premises are rendered substantially untenantable by fire or other casualty, and the Premises cannot be fully restored within 120 days of the date of casualty, Tenant shall have the option to terminate the Lease upon written notice to Landlord.

(c) If the Premises, in the opinion of Landlord’s licensed architect or engineer, are rendered substantially untenantable by reason of such fire or other casualty, and less than six (6) months remain on the Lease term from the date of loss, including any options to renew, then Landlord shall have the right to be exercised by notice in writing delivered to the Tenant within thirty (30) days from and after said occurrence, to elect to terminate this Lease, and, in such event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the rent to be adjusted as of said date.

(d) Landlord shall procure and maintain the following insurance coverage during the term and all renewal periods at Landlord’s expense, subject to reimbursement as set forth in this Lease: “all-risk” (also known as “causes of loss — special form”) property damage insurance on all buildings and common area improvements, to the extent insurable, for the full replacement cost of such buildings and improvements. Such insurance shall be issued for periods of not less than one (1) year by companies having an AM Best rating of A- or better (or equivalent) and authorized to issue such insurance in the state in which the Premises is located. The policy or policies shall provide that any loss will be paid notwithstanding any act or negligence of Landlord, Tenant or any other tenant or occupant. Upon request by Tenant, Landlord shall deliver to Tenant copies of certificates evidencing the policies (ACORD or equivalent standard form). The certificates of insurance shall provide that no lapse, cancellation or material modification of the policy shall be effective until at least twenty (20) days after mailing of written notice thereof to Tenant. All loss proceeds payable under any insurance required of Landlord under this Section (d) shall be disbursed and utilized solely for the purpose of repairing and restoring the buildings and improvements.

(e) In the event that the insurance proceeds obtained as a result of fire or other casualties set forth within this paragraph 16, are not sufficient to fully repair and restore the Premises, then the Tenant has the right to contribute the deficiency for purposes of such repair or restoration. In the event that the Premises are totally destroyed by fire or other casualty, and the Tenant does not put up any money related to rebuilding, and the Landlord rebuilds the Premises, the Tenant shall have the right of first refusal with respect to that portion of the new building which otherwise would have been occupied by Tenant on the same terms and conditions as provided, herein.

17.	SUBORDINATION AND NON-DISTURBANCE

This Lease is subject and subordinate to all mortgages now or hereafter affecting or covering the Premises and all or any part of the Building and to all renewals, modifications, replacements or extensions thereof. Notwithstanding the aforesaid subordination, in the event of the foreclosure of any such mortgage, (a) this Lease shall not terminate, and (b) the peaceful possession of Tenant shall not be disturbed, provided that Tenant is not in default under any of the terms and conditions of this Lease. Tenant agrees to attorn to and to recognize the mortgagee or the purchaser at foreclosure sale as Tenant’s landlord for the balance of the term of this Lease. Tenant hereby agrees, however, that such mortgagee or the purchaser at foreclosure sale shall not be (i) liable for any act or omission of Landlord, (ii) subject to any offsets or defenses which Tenant might have against Landlord, (iii) bound by any rent or additional rent which Tenant may have paid to Landlord for modification of this Lease made without its consent. The aforesaid subordination, non-disturbance and attornment provisions shall be self-operative; however Tenant agrees to promptly execute any other agreement submitted by Landlord in confirmation or acknowledgment of same.

18.	[INTENTIONALLY OMITTED]

19.	CONDEMNATION

(a) if the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use of purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event the term of this Lease shall cease and terminate from the date when possession is taken thereunder pursuant to such termination and any rent paid for a period thereafter shall be refunded. In the event of a partial condemnation, the rental paid by the Tenant to the Landlord shall be reduced, such reduction to be proportionate to the partial taking, such partial condemnation not to otherwise affect this Lease unless the partial taking materially adversely affects the operation of Tenant in Tenant’s sole, but reasonable discretion in which event the Tenant shall have the right to terminate this lease upon forty five (45) days prior written notice to landlord. In the event more than 15% of the Premises or more than 15% of the Building containing same shall be so taken (or if more than fifteen percent (15%) of the parking areas are taken and not promptly replaced with contiguous parking areas) then Tenant or Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceedings or purchase or, upon mutual agreement of the parties, Landlord shall repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionately to the portion of the Premises taken.

(b) In the event of any total or partial taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in such proceeding for the Building and land and Tenant shall make a separate application for Tenant’s fixtures, equipment and moving expenses under the then applicable New Jersey eminent domain code.

20.	ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, within fifteen (15) days after written request by Landlord, execute, acknowledge and deliver to Landlord, or its mortgagee or trustee, a statement in writing duly executed by Tenant (i) certifying that this Lease is in full force and effect (if that be the case) without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the modifications and amendments), (ii) certifying the dates to which Base Rent and additional rent have been paid, and (iii) either certifying that to the knowledge of the Tenant no default exists under this Lease or specifying each such default; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective or current mortgagee of the Building, or by others, in any matter affecting the Premises.

21.	DEFAULT

The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant.

(a) failure of Tenant to accept possession of the Premises within ninety (90) days after the date of commencement providing the Premises is ready for occupancy;

(b) failure by Tenant to pay, when due, any installment of rent hereunder or any additional rent or any such other sum herein required to be paid by Tenant, following the expiration of thirty (30) days written notice from Landlord to Tenant;

(c) a failure by Tenant to observe and perform any other provisions or covenants of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

(d) the filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property; or an assignment by Tenant for the benefit of creditors; or the taking of possession of the property of Tenant by any local, state or federal governmental officer or agency of court appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant’s business; provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

22.	REMEDIES

Upon the occurrence of any such event of default set forth above:

(a) Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith plus interest at the rate of 2% per annum over the PNC prime rate (as it may be adjusted from time to time) from the date of such expenditure;

(b) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof and all renewal options shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any terms provisions, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, (not to exceed thirty (30) days) this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detained, ejectment or otherwise and remove all occupants thereof and, at landlord’s option, any property thereon without being liable to indictment, prosecution or damages therefore. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet. Landlord may accelerate ail base rent for the balance of the term of this Lease and declare the same to be immediately due and payable, subject to the ability of the Landlord to make a good faith effort to mitigate damages.

(c) Landlord may, at any time after the occurrence of any event of default, following notice of termination and the expiration of any period provided therein re-enter and repossess the Premises and any part thereof and attempt in its own name, as agent for Tenant or on its own behalf, to relet all or any part of such Premises for and upon such terms to anyone; for the purpose of such reletting, Landlord may decorate or make reasonably necessary repairs, changes, alterations or additions which shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord, and any sums collected by Landlord from any new Tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new Tenant.

(d) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The right and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

(e) In addition to all remedies provided herein or by law, the non-prevailing party shall pay to the prevailing party, reasonable attorneys’ fees and court costs incurred as a result of litigation related to such breach.

23.	REQUIREMENT OF STRICT PERFORMANCE

The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other of subsequent breach. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord’s agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

24.	LANDLORD’S OBLIGATIONS

Landlord agrees to maintain the Premises as a first class building. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord’s successor in interest in the building for the satisfaction of each and every obligation of Landlord hereunder.

25.	SUCCESSORS

The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord’s written consent for the transfer to such successor has first been obtained as provided in paragraph 11 hereof.

26.	GOVERNING LAW

This Lease shall be construed, governed and enforced in accordance with the laws of the State of New Jersey.

27.	SEVERABILITY

If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

28.	CAPTIONS

Marginal captions, titles or Exhibits and Riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

29.	GENDER

As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

30.	NOTICES

Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served or forwarded by Registered or Certified Mail, postage prepaid, or by overnight delivery; and addressed as follows:

To Landlord:	Streamwood Associates/Haddonfield, LLC
C/O The Streamwood Company
30 Washington Avenue
Suite A-1
Haddonfield, NJ 08033

To Tenant:	Alterix, Inc.
Attention: Patrick Mooney
30 Washington Avenue, Suite F-1
Haddonfield, New Jersey 08033

Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed two days after the date the same is deposited in the United States Registered or Certified Mail, postage prepaid, and properly addressed in the manner above provided. Personal or overnight delivery shall be deemed complete when delivered. Either party hereto may change its address to which said notices shall be delivered or mailed by giving written notice of such change to the other party hereto as herein provided.

31.	SIGNS

Tenant will be permitted one exterior door plus established directory signs. Tenant shall have the right to place a sign reasonably acceptable to Landlord in space provided by Landlord. Tenant shall not post any sign or other listing in the windows or upon the exterior of the Building. Landlord will have sign painted and installed at Tenant’s expense.

32.	ENTIRE AGREEMENT

This Lease, including the Exhibits and any Riders hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

33.	ADDITIONAL SCHEDULES

The following additional schedules are attached hereto and made a part of this Lease:

Exhibit A:	Tenant Estoppel
Exhibit B:	Rules and Regulations
Exhibit C:	Sign Criteria
Exhibit D:	Parking Spaces
Exhibit E:	Additional Provisions
Exhibit F:	Sketch of Premises and Entire Building
Exhibit G:	Percentages of Leased Space
Exhibit H:	Tax & Insurance Increases — Example

34.	MISCELLANEOUS

(a) Landlord will not unreasonably withhold or delay Landlord’s consent whenever such consent is required to be given.

(b) Landlord shall comply with all laws, rules, ordinances and regulations pertaining to Landlord’s ownership and operation of Premises and the Building.

35.	QUIET ENJOYMENT

The Landlord represents and warrants that it is the owner of the Premises, and that the Tenant, upon payment of rents and performance of the conditions, covenants, promises and agreements to be performed by it herein contained, shall and may peaceably possess and enjoy the Premises and common areas during the term of this lease without any interruption or disturbance.

36.	ENVIRONMENTAL

The Landlord represents and warrants that, to its knowledge, there are no adverse environmental conditions affecting the Premises or the building or the property on which the building is located.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the Exhibits and any Riders hereto, the day and year first above written.

LANDLORD:
Streamwood Associates/Haddonfield, LLC

By:	/s/ John F. Leonard
John F. Leonard
Managing Partner

TENANT:
ALTERIX, INC. NC.

By:	/s/ Patrick Mooney
Patrick Mooney
Corporate Representative